As Filed With the Securities and Exchange Commission on April 7, 2017

Registration No. 333-205845

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

(POST-EFFECTIVE AMENDMENT NO. 1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	Riversedge North 2529 Virginia Beach Blvd., Suite 200 Virginia Beach, Virginia 23452	45-2681082
(State or other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)

(Address, including zip code, of Principal Executive Offices)

Wheeler Real Estate Investment Trust, Inc.

2015 Long-Term Incentive Plan

(Full title of the plan)

Jon S. Wheeler

Chairman and Chief Executive Officer

Wheeler Real Estate Investment Trust, Inc.

Riversedge North

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, Virginia 23452

(Name and address of agent for service)

(757) 627-9088

(Telephone number, including area code, of agent for service)

With a Copy to:

Bradley A. Haneberg, Esq.

Matthew B. Chmiel, Esq.

Haneberg Hurlbert PLC

1111 East Main St., Suite 2010

Richmond, Virginia 23219

(804) 814-2209– telephone

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐        Accelerated filer  ☒        Non-accelerated filer  ☐        Smaller reporting company  ☐

EXPLANATORY STATEMENT

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment No. 1”) relates to the Registration Statement on
Form S-8 (No. 333-205845) filed with the Securities and Exchange Commission (the “SEC”) by Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), on July 24, 2015 (the “2015 Registration Statement”), and is being filed to adjust the number of securities covered by the 2015 Registration Statement pursuant to Rule 416(b) of the Securities Act of 1933, as amended (the “Securities Act”), and related interpretations of the staff of the SEC.

The 2015 Registration Statement registered 1,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company that may be issued to the Company’s employees, executive officers, non-employee directors, or consultants. On March 31, 2017, the Company completed a one-for-eight reverse stock split of its Common Stock (the “Reverse Stock Split”). Accordingly, the purpose of this Post-Effective Amendment No. 1 is to proportionately reduce the number of shares of Common Stock covered by the 2015 Registration Statement. As a result, as of March 31, 2017, on a post-reverse split basis, the 2015 Registration Statement now covers a maximum of 125,000 shares of Common Stock that may be issued to the Company’s employees, executive officers, non-employee directors, or consultants.

Except to the extent specified above, the 2015 Registration Statement, as originally filed, is not amended or otherwise affected by this Post-Effective Amendment No. 1.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by us with the SEC are incorporated by reference into this prospectus. You should carefully read and consider all of these documents before making an investment decision.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 28, 2017;

•	Current Reports on Form 8-K and/or amended Current Reports on Form 8-K filed on January 5, 2017, January 18, 2017, January 31, 2017, February 10, 2017, February 17, 2017, February 28, 2017, March 17, 2017 and April 3, 2017; and

•	The description of our Common Stock contained in our Form 8-A, filed on October 23, 2012, as amended on October 24, 2012.

Nothing in this prospectus shall be deemed to incorporate information deemed furnished but not filed with the SEC. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to Secretary, Wheeler Real Estate Investment Trust, Inc., Riversedge North, 2529 Virginia Beach Boulevard, Virginia Beach, Virginia 23452, telephone number (757) 627-9088. Our SEC filings are also available to the public on our website, www.WHLR.us. The information on our website is not a part of this prospectus and the reference to our website address does not constitute incorporation by reference of any information on our website into this prospectus.

Item 8. Exhibits

Exhibit No.	Exhibit Description

4.1	Form of Certificate of Common Stock of Registrant (1)
5.1	Opinion of Haneberg Hurlbert PLC
23.1	Consent of Cherry Bekaert LLP
23.2	Consent of Cherry Bekaert LLP
23.3	Consent of Haneberg Hurlbert PLC (contained in its opinion filed as Exhibit 5.1 hereto)
24.1	Power of Attorney (previously filed as Exhibit 24.1 to the Form S-8 Registration No. 333-213102 and incorporated herein by reference)
24.2	Power of Attorney for John Sweet (included on signature page hereto)

(1)	Filed as an exhibit to Wheeler Real Estate Investment Trust, Inc.’s Current Report on Form 8-K, filed on April 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Virginia Beach, Virginia on April 7, 2017.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler Chairman and Chief Executive Officer

POWER OF ATTORNEY

John Sweet a director of Wheeler Real Estate Investment Trust, Inc. does hereby constitute and appoint Jon S. Wheeler and Wilkes J. Graham, jointly and severally, as my true and lawful attorneys-in-fact and agents, to do any and all acts and things in my name and behalf in my capacity as director and to execute any and all instruments for me and in my name in the capacity indicated below, which said attorney-in-fact and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically but without limitation, power and authority to sign for me in my name in the capacity indicated below, any and all amendments (including post-effective amendments) to this registration statement; and I do hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JON S. WHEELER Jon. S. Wheeler	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	April 7, 2017

/S/ WILKES J. GRAHAM Wilkes J. Graham	Chief Financial Officer (Principal Financial and Accounting Officer)	April 7, 2017

* Stewart J. Brown	Director	April 7, 2017

* David Kelly	Director	April 7, 2017

* William W. King	Director	April 7, 2017

* Kurt R. Harrington	Director	April 7, 2017

* Carl B. McGowan, Jr.	Director	April 7, 2017

* John P. McAuliffe	Director	April 7, 2017

* Jeffrey M. Zwerdling	Director	April 7, 2017

/S/ JOHN W. SWEET John W. Sweet	Director	April 7, 2017

*/S/ JON S. WHEELER Jon S. Wheeler Attorney-in-Fact April 7, 2017

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description

4.1	Form of Certificate of Common Stock of Registrant (1)
5.1	Opinion of Haneberg Hurlbert PLC
23.1	Consent of Cherry Bekaert LLP
23.2	Consent of Cherry Bekaert LLP
23.3	Consent of Haneberg Hurlbert PLC (contained in its opinion filed as Exhibit 5.1 hereto)
24.1	Power of Attorney (previously filed as Exhibit 24.1 to the Form S-8 Registration No 333-213102 and incorporated herein by reference)
24.2	Power of Attorney for John Sweet (included on signature page hereto)

(1)	Filed as an exhibit to Wheeler Real Estate Investment Trust, Inc.’s Current Report on Form 8-K, filed on April 3, 2017.